 PROFESSIONAL DIVERSITY NETWORK, INC.  August 25, 2017www.ipdnusa.com | USAwww.ipdchina.com | CHINA  NASDAQ:IPDN  Shares O/S  3.936MM

 SAFE HARBOR  Notice Regarding Forward Looking StatementsThis presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding Professional Diversity Network’s (“PDN” or the “Company”) expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in the Company’s preliminary prospectus and filings with the Securities and Exchange Commission (the “SEC”). Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Company management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These risk factors are listed from time to time in PDN’s SEC filings, including but not limited to its Annual Report on Form 10-K filed on March 31, 2017. PDN does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

 PDN USA OVERVIEW

 PDN DIVERSITY RECRUITMENT

Professional Diversity Network

WHO WE ARE

Professional Diversity Network is the nation's leading, single-source diversity online recruitment company.

- 8 affinity sites dedicated to connecting recruiters with diverse talent
- 30+ membership based diversity partners
- Approximately 500,000 monthly job seeker visits
- 5000+ daily inbound job seeker callers
- 19 national diversity career events
- Worked with 67% of Fortune 500's diversity efforts

WHAT WE DO

- Increase diverse candidate flow
- Source and qualify interested candidates
- Lower cost per hire (CPH)
- Provide culturally relevant outreach and branding



IPDN PROFESSIONAL DIVERSITY NETWORK , INC.

 STRATEGIC PARTNERSHIPS  Over 30 Diversity Organizations, Not-for-Profit and Media Partners

 PDN REGISTERED USER GROWTH  CONSISTENT GROWTH = PLATFORM ADOPTION  1. Year ending December 31st of each year2. Does not include NAPW membership3. Partner membership included beginning 2013  2016

 PDN WOMEN’S NETWORKING

 MARKET OPPORTUNITY  WOMEN AT WORK  The Number Of Working Women In The US has Doubled Since 1970  from 32MM to 73MM   WORKFORCE INCREASE  47% of Workforce are Women  FROM 2010 TO 2020  The number of Women in the Civilian Labor Force is projected to increase by:   7.4% or 5.3mm

 MARKET OPPORTUNITY  US CONSUMER SPENDING  Women control 80% in the US   “One huge, affluent segment wields more spending clout than any other: Baby-Boomer Women. With successful careers, investments made during the “Boom” years, and inheritances from parents or husbands, they are more financially empowered than any previous Generation Of Women”  —Mary Brown, Carol Orsborn, Ph.D., Marketing To The Ultimate Power Consumer—the Baby-Boomer Woman

 NATIONAL ASSOCIATIONOF PROFESSIONAL WOMEN  45% ARE MANAGERS OR EXECUTIVES  75% ARE HOMEOWNERS

 IN REVIEW

Professional Diversity Network

NAPW

ASPIRE. CONNECT. ACHIEVE.

PDN Employer Solutions Expand Subscription Based Service

- Expansion Of Licenses Deployed
- Grow Services Within Existing Licenses
- Increase Recruiter License Awareness
- Offering New Pay Per Applicant Service: HourlyHires.com

PDN Career Consultations Expand Capacity to capitalize on Market Opportunities

- Accelerate New Job Seeker Consultations
- Leverage Scale To Increase Profitability

NAPW

Drive Retention

- Member Engagement Initiatives (Gamification), Optimize Product Offerings Based on Market Research, Targeted Networking Events, Partnerships

Build Data Driven Engagement "Ecosystem"

- Seamless Digital and F2F Engagement and Interaction, Robust Content, Leveled Learning

IPDN | PROFESSIONAL DIVERSITY NETWORK , INC.

 CHINA OPERATIONS

 2017 INITIATIVES  Professional Networking Expansion in China (IAW)Education and Training in China and USA International Education for Chinese Students (AETSI)

MARKET PERSPECTIVE

One out of every five women on the planet is a Chinese woman

The population of mainland China in 2016 reached 1,382,710,000, with 48.79% of the population being female. Chinese women rank number one in terms of employment rate and in technology. Chinese women represent 73% of the workforce, which is more than most other developed countries. To a large extent, this is due to China's commitment to gender equality.

Women control the purse strings

Female entrepreneurs account for 55% of the Chinese market

Women manage 38% of the businesses activities that generate 50% of the total government revenue and 50% of total revenue in macro-business structures

Women manage 75% of household consumption in China

"WOMEN REALLY DO HOLD UP HALF THE SKY"

IPDN PROFESSIONAL DIVERSITY NETWORK , INC.

 2017 LAUNCH ACTIVITIES  Shanghai  Beijing  Guangzhou  Shenzhen

   SUMMARY CAPITALIZATION TABLE  Data As of June 30, 2017        Shares outstanding     %  Common Stock    3,936,399    88.9%  Stock options*     304,064     6.9%  Warrants to purchase common stock**     170,314     3.8%  Restricted stock units      15,544     0.4%  Unvested restricted stock     2,778      0.1%  Fully Dilluted Shares Outstanding     4,429,099     100.0%  *Weighted average exercise price $10.61.** Weighted average exercise price of $32.44 per share.

   BALANCE SHEET    June 30, 2017  Cash and cash equivalents   $4,951,849   Other Current Assets   3,176,092   Total current assets   8,127,941   Non-current Assets   19,397,927   Total assets   $27,525,868       Total current liabilities   $7,800,899   Non-current liabilities   2,717,988   Total liabilities   10,518,887   Total stockholders' equity   17,006,981   Total liabilities and stockholders' equity   $27,525,868

Professional

FOR FURTHER INFORMATION

James Kirsch
Executive Chairman of the Board
(312) 614-0921

Chris Wesser
Executive Vice President & Secretary
(516) 659-8560

Jason Assad
Investor Relations
(678)-570-6791

IPDN | PROFESSIONAL DIVERSITY NETWORK , INC.